Exhibit 21.1

Subsidiaries of the Registrant

CISCO SYSTEMS (ARGENTINA) S.A.

CISCO SYSTEMS AUSTRALIA PTY LIMITED

CISCO SYSTEMS CAPITAL (AUSTRALIA) PTY LIMITED

CISCO SYSTEMS WIRELESS NETWORKING (AUSTRALIA) PTY LIMITED

CISCO SYSTEMS BELGIUM S.P.R.L.

CISCO SYSTEMS (BERMUDA) INTERNATIONAL IP MANAGEMENT LTD.

CISCO SYSTEMS (BERMUDA) HOLDINGS LTD.

CISCO SYSTEMS INSURANCE SERVICES LTD.

CISCO SYSTEMS INTERNATIONAL HOLDINGS LTD.

CISCO SYSTEMS (BERMUDA) IP HOLDINGS LTD.

CISCO SYSTEMS (BERMUDA) LTD.

CISCO DO BRASIL LTDA.

CISCO SYSTEMS BULGARIA EOOD

3010081 NOVA SCOTIA COMPANY

CISCO SYSTEMS CO.

CISCO SYSTEMS CAPITAL CANADA CO./LES SYSTEMES CISCO CAPITAL CANADA CIE

3801110 CANADA INC.

3045848 NOVA SCOTIA COMPANY

3048504 NOVA SCOTIA COMPANY

CISCO SYSTEMS CANADA CO./LES SYSTEMES CISCO CANADA CIE

CISCO SYSTEMS CHILE S.A.

CISCO SYSTEMS (CHINA) NETWORKING TECHNOLOGY CO., LTD.

CISCO SYSTEMS (COLOMBIA) LIMITADA

CISCO SYSTEMS COSTA RICA, SOCIEDAD ANONIMA

CISCO SYSTEMS CROATIA LTD. FOR TRADE

CISCO SYSTEMS CYPRUS LTD.

CISCO SYSTEMS (CZECH REPUBLIC) S.R.O.

CISCO SYSTEMS DANMARK A/S

CISCO CABLE PRODUCTS AND SOLUTIONS A/S (Secondary Name: “COCOM A/S (Cisco Cable Products and Solutions A/S”)

CISCO SYSTEMS DOMINICANA, S.A.

CISCO SYSTEMS EGYPT LTD.

CISCO SYSTEMS FINLAND OY

CISCO SYSTEMS FRANCE SARL

CISCO SYSTEMS GMBH

CISCO OPTICAL TRANSPORT GERMANY GmbH

CISCO SYSTEMS MANAGEMENT GmbH

CISCO SYSTEMS HOLDING GmbH & CO. KG

CISCO SYSTEMS INTERNETWORKING HELLAS S.A.

CISCO SYSTEMS (HK) LIMITED

CISCO SYSTEMS HUNGARY LTD. / CISCO SYSTEMS HUNGARY SERVICING AND TRADING LIMITED LIABILITY COMPANY

CISCO SYSTEMS (INDIA) PRIVATE LIMITED

PT CISCO SYSTEMS INDONESIA

CISCO SYSTEMS FINANCE INTERNATIONAL

BAYNARD LIMITED

CHARNDON LIMITED

CHELLINGTON LIMITED

CHICHLEY LIMITED

RUSHTHORPE LIMITED

SAXHOW LIMITED

CISCO SYSTEMS INTERNETWORKING (IRELAND) LIMITED

CISCO SYSTEMS ISRAEL LTD.

CISCO SYSTEMS O.I.A. (1998) LTD.

CISCO SYSTEMS (ITALY) S.R.L.

CISCO PHOTONICS ITALY S.R.L.

CISCO SYSTEMS K.K.

CISCO SYSTEMS CAPITAL K.K.

CISCO SYSTEMS (KOREA) LIMITED

CISCO SYSTEMS CAPITAL (KOREA) LIMITED

CISCO SYSTEMS LUXEMBOURG INTERNATIONAL s.à r.l.

CISCO SYSTEMS LUXEMBOURG s.à r.l.

CISCO SYSTEMS (MALAYSIA) SDN, BHD

CISCO SYSTEMS DE MEXICO, S.A. DE C.V.

CISCO SYSTEMS INTERNATIONAL B.V. (Additional Trade Names: “Cisco Systems Nederland” and “Cisco Systems”)

CISCO SYSTEMS MANAGEMENT B.V. (Additional Trade Name: “Cisco Systems”)

CISCO SYSTEMS NETHERLANDS HOLDINGS B.V.

CISCO PHOTONICS HOLDING B.V.

CISCO SYSTEMS NEW ZEALAND LIMITED

CISCO SYSTEMS NORWAY AS

CISCO SYSTEMS PAKISTAN (PRIVATE) LIMITED

CISCO SYSTEMS PANAMA S. DE R.L.

CISCO SYSTEMS PERU S.A.

CISCO SYSTEMS POLAND SP. Z O.O.

CISCO SYSTEMS PORTUGAL—SISTEMAS INFORMÁTICOS, SOCIEDADE UNIPESSOAL, LIMITADA

CISCO SYSTEMS ROMANIA S.R.L.

CISCO SYSTEMS (SCOTLAND) LIMITED

CISCO SYSTEMS (USA) PTE. LTD.

CISCO SYSTEMS SLOVAKIA spol. s r.o

CISCO SYSTEMS (SOUTH AFRICA) (PROPRIETARY) LIMITED

CISCO SYSTEMS (SPAIN) S.L.

CISCO SYSTEMS AB

CISCO SYSTEMS (SWEDEN) AB

CISCO SYSTEMS (SWITZERLAND) GmbH

CISCO SYSTEMS TAIWAN LTD.

CISCO SYSTEMS (THAILAND) LIMITED

CISCO SYSTEMS INTERNETWORKING ILETISIM HIZMETLERI LIMITED SIRKETI

CISCO SYSTEMS LIMITED

CALISTA LIMITED

CISCO SYSTEMS INVESTMENTS LTD.

CISCO SYSTEMS LIMITED

CISCO SYSTEMS (INDIA) LTD.

CISCO SYSTEMS (PUERTO RICO) CORP.

CISCO SYSTEMS FINANCE, INC.

CISCO TECHNOLOGY, INC.

CISCO SYSTEMS CAPITAL CORPORATION

CISCO ACQUISITION I, INC.

CISCO SYSTEMS HOLDING, INC.

CISCO ACQUISITION II, INC.

CISCO ACQUISITION III, INC.

CISCO SYSTEMS, INC.

CISCO SYSTEMS CAPITAL FUNDING, LLC

RADIATA, INC.

CISCO SYSTEMS VENEZUELA, C.A.

CISCO SYSTEMS VIETNAM LIMITED (Cong Ty Trach Nhiem Huu Han Cisco Systems Vietnam)